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Exhibit 99.2

CONTACTS:
Shelly Doran	317.685.7330	Investors
Les Morris	317.263.7711	Media

FOR IMMEDIATE RELEASE

SIMON PROPERTY GROUP ANNOUNCES SECOND QUARTER RESULTS

        Indianapolis, Indiana—August 4, 2009 ... Simon Property Group, Inc. (the "Company" or "Simon") (NYSE:SPG) today announced results for the quarter ended June 30, 2009. Funds from operations ("FFO") for the quarter were $313.1 million, or $0.96 per share diluted. Results for the quarter were impacted by a non-cash impairment charge of $0.42 per share. Excluding the impact of this charge, FFO was $453.6 million, or $1.38 per share diluted. FFO for the second quarter of 2008 was $427.9 million, or $1.49 per share diluted.

        In the second quarter of 2009, the Company recognized a non-cash impairment charge of $140.5 million, or $0.42 per share diluted, representing the decline in the value of the Company's investment in Liberty International, PLC ("Liberty"). As of June 30, 2009, the Company owned 35.4 million shares at a weighted average price of 574 pence. Liberty's quoted market price as of June 30, 2009 was 397 pence. As of August 3, 2009, Liberty shares were trading at 436 pence.

        FFO for the second quarter of 2009 reflects dilution of $0.14 per share as a result of the issuance of 17.25 million shares of common stock by the Company in March and an additional 23 million shares in May of 2009.

        Net loss attributable to common stockholders for the quarter ended June 30, 2009 was $(20.8) million, or $(0.08) per share diluted. Excluding the impact of the non-cash impairment charge, net income attributable to common stockholders was $93.9 million, or $0.35 per share diluted. Net income attributable to common stockholders for the quarter ended June 30, 2008 was $76.6 million, or $0.34 per share diluted.

        "Our operating fundamentals remained sound, which resulted in a solid second quarter in the face of a difficult retail environment," said David Simon, Chairman and Chief Executive Officer. "Our 2009 capital activity, including the issuance of 40.25 million shares of common stock and $1.25 billion of unsecured notes, strengthened one of the industry's leading balance sheets and resulted in a current liquidity position of approximately $6 billion, including $2.9 billion of cash. The cash raised through these transactions demonstrated the Company's ability to access capital and positions SPG for future growth."

U.S. Portfolio Statistics(1)

	As of June 30, 2009	As of June 30, 2008
Occupancy
Regional Malls(2)	90.9%	91.8%
Premium Outlet Centers®(3)	97.0%	98.3%
Comparable Sales per Sq. Ft.
Regional Malls(4)	$442	$494
Premium Outlet Centers(3)	$493	$510
Average Rent per Sq. Ft.
Regional Malls(2)	$40.29	$38.81
Premium Outlet Centers(3)	$32.74	$26.66

(1)
Statistics do not include the community/lifestyle center properties or the Mills portfolio of assets.

(2)
For mall stores.

(3)
For all owned gross leasable area (GLA).

(4)
For mall stores less than 10,000 square feet.

Dividends

        The Company announced today that the Board of Directors approved the declaration of a quarterly common stock dividend of $0.60 per share, consisting of a combination of cash and shares of the Company's common stock. The Company intends that the cash component of the dividend will not exceed 20% in the aggregate, or $0.12 per share. The dividend is payable on September 18, 2009 to stockholders of record on August 17, 2009.

        In accordance with the provisions of IRS Revenue Procedure 2008-68, stockholders may elect to receive payment of the dividend all in cash or all in common shares. To the extent that more than 20% of cash is elected, the cash portion will be prorated. Stockholders who elect to receive the dividend in cash will receive a cash payment of at least $0.12 per share. Stockholders who do not make an election will receive this dividend 20% in cash and 80% in common stock. The Company reserves the right to pay the dividend entirely in cash.

        The number of shares issued as a result of the dividend will be calculated based on the volume weighted average trading prices of the Company's common stock on September 9, September 10 and September 11, 2009.

        An information letter and election form will be mailed to stockholders of record promptly after August 17, 2009. The properly completed election form to receive cash or common shares must be received by the Company's transfer agent prior to 5:00 p.m. Eastern Daylight Time on September 8, 2009. Registered stockholders with questions regarding the dividend election may call BNY Mellon Shareowner Services, the Company's transfer agent, at (800) 454-9768. If your shares are held through a bank, broker or nominee, and you have questions regarding the dividend election please contact such bank, broker or nominee, who will also be responsible for distributing to you the letter and election form and submitting the election form on your behalf.

        Today the Company also declared dividends on its two outstanding public issues of preferred stock:

  •
  6% Series I Convertible Perpetual Preferred (NYSE:SPGPrI) dividend of $0.75 per share is payable on August 31, 2009 to stockholders of record on August 17, 2009.

  •
  8 3/8% Series J Cumulative Redeemable Preferred (NYSE:SPGPrJ) dividend of $1.046875 per share is payable on September 30, 2009 to stockholders of record on September 16, 2009.

Financing Update

        During the second quarter of 2009, the following transactions were completed:

  •
  On May 12th, the Company completed the sale of 23 million shares of common stock at a public offering price of $50 per share.

  •
  On May 15th, the Company's majority-owned partnership subsidiary, Simon Property Group, L.P. ("SPGLP"), issued $600 million aggregate principal amount of 6.75% senior unsecured notes due 2014 in an underwritten public offering. The notes were priced at 98.960% of the principal amount to yield 7.00% to maturity.

  •
  On June 30th, the Company retired $85 million of SPGLP's 8% cumulative redeemable preferred units, at par value.

  •
  The Company completed two refinancings during the quarter for $230 million, and on July 30, 2009, closed an additional $400 million of mortgage financings for three regional malls.

        As of June 30, 2009, the Company had over $2.9 billion of cash on hand, including its share of joint venture cash, and over $3.0 billion of available capacity on its revolving credit facility.

U.S. New Development and Redevelopment Activity

        On April 23rd, the Company opened The Promenade at Camarillo Premium Outlets in Camarillo, California. The 220,000 square-foot expansion brings the property to a total of 674,000 square feet of gross leasable area and 160 stores. New stores at The Promenade include Neiman Marcus Last Call, Aldo, Charlotte Russe, Columbia Sportswear Company, Converse, Crocs, DC Shoes, Ecco, Esprit, Etnies:exs, Journeys, Karen Kane, Le Creuset, Loft Outlet, Michael Brandon, New Balance, Papaya, Rack Room Shoes, Robert Wayne Footwear, Tommy Bahama, Vans, and Zumiez.

        The Company continues construction on the following development projects:

  •
  Cincinnati Premium Outlets, a 400,000 square foot upscale manufacturers' outlet center serving the greater Cincinnati and Dayton markets. The center is 100% owned by Simon and is scheduled to open on August 6, 2009.

  •
  A 600,000 square foot Phase II expansion of The Domain in Austin, Texas. The expansion will include Dillard's, a Village Road Show theater, Dick's Sporting Goods (scheduled to open in October of 2009), 136,000 square feet of small shops and restaurants, and 78,000 square feet of office space. The Company owns 100% of this project, slated for an opening in February of 2010.

  •
  Addition of Nordstrom, Target and 146,000 square feet of small shops at South Shore Plaza in Braintree (Boston), Massachusetts. Nordstrom and the small shops are scheduled to open in March of 2010, with Target scheduled to open in October of 2010. The center is 100% owned by Simon.

International Activity

        On July 7th, the Company opened Ami Premium Outlets, the eighth Premium Outlet Center in Japan. The 225,000 square-foot first phase of the project opened fully leased to over 100 merchants including Adidas, Beams, BCBG Max Azria, Brooks Brothers, Coach, Cole Haan, Diesel, Fauchon, Lanvin en Bleu, Mayson Grey, Pal Zileri, Ray Ban, Tommy Hilfiger, True Religion and Viaggio Blu. Simon owns 40% of this property.

        Construction continues on the following international development projects:

  •
  Argine (Naples, Italy)—a 300,000 square foot shopping center scheduled to open in March of 2010. Simon owns a 24% interest in this project.

  •
  Catania (Sicily, Italy)—a 642,000 square foot shopping center scheduled to open in June of 2010. Simon owns a 24% interest in this project.

  •
  Three projects in China located in Hangzhou, Suzhou, and Zhengzhou. The centers range in size from 310,000 to 750,000 square feet, will be anchored by Wal-Mart, and are scheduled to open in the fall of 2009. Simon owns a 32.5% interest in each of these projects.

2009 Guidance

        Today the Company reaffirmed the guidance provided on May 1, 2009, after giving effect to the impact of the mid-May equity and senior notes offerings and the second quarter non-cash impairment charge, estimating that diluted FFO will be within a range of $5.35 to $5.50 per share for the year, and that diluted net income will be within a range of $1.05 to $1.20 per share.

        FFO guidance is as follows:

	For the year ending December 31, 2009
	Low End	High End
May 1, 2009 guidance	$6.05	$6.20
Non-cash impairment charge	(0.42)	(0.42)
Dilution from mid-May equity and senior notes offerings	(0.28)	(0.28)

August 4, 2009 guidance	$5.35	$5.50

        This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release.

        The following table provides the reconciliation of the range of estimated diluted net income available to common stockholders per share to estimated diluted FFO per share.

	For the year ending December 31, 2009
	Low End	High End
Estimated diluted net income available to common stockholders per share	$1.05	$1.20
Depreciation and amortization including our share of joint ventures	4.36	4.36
Impact of additional dilutive securities	(0.06)	(0.06)

Estimated diluted FFO per share	$5.35	$5.50

Conference Call

        The Company will provide an online simulcast of its quarterly conference call at www.simon.com (Investor Relations tab), www.earnings.com, and www.streetevents.com. To listen to the live call, please go to any of these websites at least fifteen minutes prior to the call to register, download and install any necessary audio software. The call will begin at 11:00 a.m. Eastern Daylight Time (New York time) today, August 4, 2009. An online replay will be available for approximately 90 days at www.simon.com, www.earnings.com, and www.streetevents.com.

Supplemental Materials and Financial Statements

        The Company will publish a supplemental information package which will be available at www.simon.com in the Investor Relations section, Financial Information tab. It will also be furnished to the SEC as part of a current report on Form 8-K. If you wish to receive a copy via mail or email, please call 800-461-3439.

        The Company's financial statements have been adjusted to reflect the retrospective adoption of Statement of Financial Accounting Standard No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment to ARB 51 ("FAS 160") which became effective for us on January 1, 2009. The financial statements also reflect certain reclassifications related to the applicability of EITF Topic D-98, Classification and Measurement of Redeemable Securities ("D-98"). The adoption of FAS 160 and the Company's concurrent review of the application of D-98 resulted in the reclassification of noncontrolling interests within the equity section of our consolidated balance sheets, and the classification outside of permanent equity for any redeemable securities not meeting the requirements for permanent equity. The adoption of FAS 160 also resulted in the reclassifications of noncontrolling interests in the consolidated statement of operations. None of these reclassifications had any effect on our net income attributable to common stockholders or per share amounts previously reported.

Forward-Looking Statements

        Certain statements made in this press release may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that our expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: the Company's ability to meet debt service requirements, the availability and terms of financing, changes in the Company's credit rating, changes in market rates of interest and foreign exchange rates for foreign currencies, changes in value of investments in foreign entities, the ability to hedge interest rate risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic climates, changes in market rental rates, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, costs of common area maintenance, competitive market forces, risks related to international activities, insurance costs and coverage, terrorist activities, changes in economic and market conditions and maintenance of our status as a real estate investment trust. The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in its periodic reports, but otherwise the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Funds from Operations ("FFO")

        The Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States ("GAAP").

About Simon Property Group

        Simon Property Group, Inc. is an S&P 500 company and the largest public U.S. real estate company. Simon is a fully integrated real estate company which operates from five retail real estate platforms: regional malls, Premium Outlet Centers®, The Mills®, community/lifestyle centers and international properties. It currently owns or has an interest in 386 properties comprising 262 million square feet of gross leasable area in North America, Europe and Asia. The Company is headquartered in Indianapolis, Indiana and employs more than 5,000 people worldwide. Simon Property Group, Inc. is publicly traded on the NYSE under the symbol SPG. For further information, visit the Company's website at www.simon.com.

SIMON
Consolidated Statements of Operations
Unaudited
(In thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2009	2008	2009	2008
REVENUE:
Minimum rent	$567,633	$566,199	$1,139,047	$1,116,881
Overage rent	13,493	17,836	25,993	34,487
Tenant reimbursements	257,532	259,803	516,294	510,051
Management fees and other revenues	30,055	34,879	60,706	67,899
Other income	34,899	44,230	80,064	88,927

Total revenue	903,612	922,947	1,822,104	1,818,245
EXPENSES:
Property operating	106,836	111,911	212,983	224,672
Depreciation and amortization	251,685	236,617	508,022	464,660
Real estate taxes	83,076	85,450	171,319	169,970
Repairs and maintenance	20,186	25,845	42,774	54,866
Advertising and promotion	19,823	21,739	38,329	41,112
Provision for credit losses	7,066	6,781	20,081	13,363
Home and regional office costs	26,670	34,844	52,833	74,444
General and administrative	5,310	5,095	9,358	10,397
Impairment charge	140,478	—	140,478	—
Other	17,784	15,627	37,013	33,948

Total operating expenses	678,914	543,909	1,233,190	1,087,432

OPERATING INCOME	224,698	379,038	588,914	730,813
Interest expense	(244,443)	(232,335)	(470,479)	(462,252)
Loss on extinguishment of debt	—	(20,330)	—	(20,330)
Income tax benefit (expense) of taxable REIT subsidiaries	143	(627)	2,666	(604)
Income (loss) from unconsolidated entities	5,494	(11,393)	11,039	(4,252)

CONSOLIDATED NET (LOSS) INCOME	(14,108)	114,353	132,140	243,375
Net income attributable to noncontrolling interests	123	26,436	33,074	56,174
Preferred dividends	6,529	11,345	13,058	22,696

NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(20,760)	$76,572	$86,008	$164,505

Basic Earnings Per Common Share:
Net (loss) income attributable to common stockholders	$(0.08)	$0.34	$0.34	$0.73

Percentage Change	-123.5%		-53.4%
Diluted Earnings Per Common Share:
Net (loss) income attributable to common stockholders	$(0.08)	$0.34	$0.34	$0.73

Percentage Change	-123.5%		-53.4%

 SIMON
Consolidated Balance Sheets
Unaudited
(In thousands, except as noted)

	June 30, 2009	December 31, 2008
ASSETS:
Investment properties, at cost	$25,327,605	$25,205,715
Less—accumulated depreciation	6,604,384	6,184,285

	18,723,221	19,021,430
Cash and cash equivalents	2,628,431	773,544
Tenant receivables and accrued revenue, net	343,365	414,856
Investment in unconsolidated entities, at equity	1,552,303	1,663,886
Deferred costs and other assets	1,176,998	1,028,333
Note receivable from related party	586,000	520,700

Total assets	$25,010,318	$23,422,749

LIABILITIES:
Mortgages and other indebtedness	$17,936,403	$18,042,532
Accounts payable, accrued expenses, intangibles, and deferred revenues	984,851	1,086,248
Cash distributions and losses in partnerships and joint ventures, at equity	413,272	380,730
Other liabilities and accrued dividends	178,817	155,151

Total liabilities	19,513,343	19,664,661

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership and noncontrolling redeemable interests in properties	191,324	276,608
Series I 6% convertible perpetual preferred stock, 19,000,000 shares authorized, 7,593,604 and 7,590,264 issued and outstanding, respectively, at liquidation value	379,680	379,513
EQUITY:
Stockholders' equity:
Capital stock (750,000,000 total shares authorized, $.0001 par value, 237,996,000 shares of excess common stock 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding, with a liquidation value of $39,847	45,868	46,032
Common stock, $.0001 par value, 400,004,000 shares authorized, 285,182,886 and 235,691,040 issued and outstanding, respectively	29	24
Class B common stock, $.0001 par value, 12,000,000 shares authorized, 8,000 issued and outstanding	—	—
Capital in excess of par value	7,206,229	5,410,147
Accumulated deficit	(2,793,217)	(2,491,929)
Accumulated other comprehensive loss	(52,116)	(165,066)
Common stock held in treasury at cost, 4,119,368 and 4,379,396 shares, respectively	(176,885)	(186,210)

Total stockholders' equity	4,229,908	2,612,998
Noncontrolling interests	696,063	488,969

Total equity	4,925,971	3,101,967

Total liabilities and equity	$25,010,318	$23,422,749

 SIMON
Joint Venture Statements of Operations
Unaudited
(In thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2009	2008	2009	2008
Revenue:
Minimum rent	$490,889	$478,418	$957,566	$948,481
Overage rent	30,358	26,813	50,937	45,529
Tenant reimbursements	239,202	244,593	476,644	473,338
Other income	40,663	37,427	78,907	83,518

Total revenue	801,112	787,251	1,564,054	1,550,866
Operating Expenses:
Property operating	162,385	163,813	311,325	316,737
Depreciation and amortization	198,025	207,770	385,488	379,469
Real estate taxes	63,385	66,629	132,774	132,373
Repairs and maintenance	24,912	30,165	50,635	60,503
Advertising and promotion	14,636	14,826	28,931	29,122
Provision for credit losses	4,960	2,795	15,387	7,828
Other	51,878	47,628	88,193	85,605

Total operating expenses	520,181	533,626	1,012,733	1,011,637

Operating Income	280,931	253,625	551,321	539,229
Interest expense	(221,269)	(234,837)	(440,420)	(483,710)
Income (loss) from unconsolidated entities	1,555	(4,150)	787	(4,129)

Income from Continuing Operations	61,217	14,638	111,688	51,390
Income from discontinued joint venture interests(A)	—	—	—	47

Net Income	$61,217	$14,638	$111,688	$51,437

Third-Party Investors' Share of Net Income	$41,711	$14,906	$72,890	$33,557

Our Share of Net Income (Loss)	19,506	(268)	38,798	17,880
Amortization of Excess Investment	(14,012)	(11,125)	(27,759)	(22,132)

Income (Loss) from Unconsolidated Entities, Net	$5,494	$(11,393)	$11,039	$(4,252)

 SIMON
Joint Venture Balance Sheets
Unaudited
(In thousands)

	June 30, 2009	December 31, 2008
Assets:
Investment properties, at cost	$21,504,051	$21,472,490
Less—accumulated depreciation	4,184,876	3,892,956

	17,319,175	17,579,534
Cash and cash equivalents	740,085	805,411
Tenant receivables and accrued revenue, net	365,331	428,322
Investment in unconsolidated entities, at equity	238,698	230,497
Deferred costs and other assets	577,251	594,578

Total assets	$19,240,540	$19,638,342

Liabilities and Partners' Equity:
Mortgages and other indebtedness	$16,610,441	$16,686,701
Accounts payable, accrued expenses, intangibles and deferred revenue	908,549	1,070,958
Other liabilities	1,038,611	982,254

Total liabilities	18,557,601	18,739,913
Preferred units	67,450	67,450
Partners' equity	615,489	830,979

Total liabilities and partners' equity	$19,240,540	$19,638,342

Our Share of:
Total assets	$7,897,076	$8,056,873

Partners' equity	$444,877	$533,929
Add: Excess Investment(B)	694,154	749,227

Our net Investment in Joint Ventures	1,139,031	1,283,156

Mortgages and other indebtedness	$6,513,659	$6,632,419

 SIMON
Footnotes to Financial Statements
Unaudited

Notes:

(A)
Discontinued joint venture interests represent assets and partnership interests that have been sold.

(B)
Excess investment represents the unamortized difference of the Company's investment over equity in the underlying net assets of the partnerships and joint ventures. The Company generally amortizes excess investment over the life of the related properties, typically no greater than 40 years, and the amortization is included in income from unconsolidated entities.

 SIMON
Reconciliation of Consolidated Net (Loss) Income to FFO(1)
Unaudited
(In thousands, except as noted)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2009	2008	2009	2008
Consolidated Net (Loss) Income(2)(3)(4)(5)	$(14,108)	$114,353	$132,140	$243,375
Adjustments to Consolidated Net (Loss) Income to Arrive at FFO:
Depreciation and amortization from consolidated properties	248,042	232,449	500,955	457,505
Simon's share of depreciation and amortization from unconsolidated entities	94,496	101,487	187,874	188,115
Net income attributable to noncontrolling interest holders in properties	(2,325)	(2,692)	(5,364)	(4,793)
Noncontrolling interests portion of depreciation and amoritization	(2,274)	(2,169)	(4,236)	(4,467)
Preferred distributions and dividends	(10,682)	(15,573)	(21,388)	(31,828)

FFO of the Operating Partnership	$313,149	$427,855	$789,981	$847,907

Per Share Reconciliation:
Diluted net (loss) income attributable to common stockholders per share	$(0.08)	$0.34	$0.34	$0.73
Adjustments to arrive at FFO:
Depreciation and amortization from consolidated properties and Simon's share of depreciation and amortization from unconsolidated entities, net of noncontrolling interests portion of depreciation and amortization	1.05	1.18	2.23	2.28
Impact of additional dilutive securities for FFO per share	(0.01)	(0.03)	(0.04)	(0.06)

Diluted FFO per share	$0.96	$1.49	$2.53	$2.95

Details for per share calculations:
FFO of the Operating Partnership	$313,149	$427,855	$789,981	$847,907
Adjustments for dilution calculation:
Impact of preferred stock and preferred unit conversions and option exercises(6)	6,877	11,726	13,755	24,115

Diluted FFO of the Operating Partnership	320,026	439,581	803,736	872,022
Diluted FFO allocable to unitholders	(54,594)	(85,379)	(144,180)	(169,983)

Diluted FFO allocable to common stockholders	$265,432	$354,202	$659,556	$702,039

Basic weighted average shares outstanding	268,290	224,983	251,152	224,219
Adjustments for dilution calculation:
Effect of stock options	290	589	260	605
Effect of contingently issuable shares from stock dividends	1,001	—	1,542	—
Impact of Series C preferred unit conversion	73	76	73	76
Impact of Series I preferred unit conversion	1,266	1,327	1,245	1,786
Impact of Series I preferred stock conversion	6,347	11,155	6,233	11,140

Diluted weighted average shares outstanding	277,267	238,130	260,505	237,826
Weighted average limited partnership units outstanding	57,030	57,400	56,947	57,585

Diluted weighted average shares and units outstanding	334,297	295,530	317,452	295,411

Basic FFO per share	$0.97	$1.52	$2.57	$3.01
Percent Change	-36.2%		-14.6%
Diluted FFO per share	$0.96	$1.49	$2.53	$2.95
Percent Change	-35.6%		-14.2%

 SIMON
Footnotes to Reconciliation of Consolidated Net (Loss) Income to FFO
Unaudited

Notes:

(1)
The Company considers FFO a key measure of its operating performance that is not specifically defined by GAAP and believes that FFO is helpful to investors because it is a widely recognized measure of the performance of REITs and provides a relevant basis for comparison among REITs. The Company also uses this measure internally to measure the operating performance of the portfolio. The Company's computation of FFO may not be comparable to FFO reported by other REITs.

  The Company determines FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"). The Company determines FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sales of previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP.

  The Company has adopted NAREIT's clarification of the definition of FFO that requires it to include the effects of nonrecurring items not classified as extraordinary, cumulative effect of accounting changes, or a gain or loss resulting from the sale of previously depreciated operating properties. We include in FFO gains and losses realized from the sale of land, outlot buildings, marketable and non-marketable securities, and investment holdings of non-retail real estate. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.

(2)
Includes the Company's share of gains on land sales of $2.0 million and $6.4 million for the three months ended June 30, 2009 and 2008, respectively, and $2.2 million and $7.6 million for the six months ended June 30, 2009 and 2008, respectively.

(3)
Includes the Company's share of straight-line adjustments to minimum rent of $7.0 million and $13.3 million for the three months ended June 30, 2009 and 2008, respectively, and $17.5 million and $21.5 million for the six months ended June 30, 2009 and 2008, respectively.

(4)
Includes the Company's share of the fair market value of leases from acquisitions of $6.4 million and $13.7 million for the three months ended June 30, 2009 and 2008, respectively, and $13.3 million and $27.4 million for the six months ended June 30, 2009 and 2008, respectively.

(5)
Includes the Company's share of debt premium amortization of $3.5 million and $5.3 million for the three months ended June 30, 2009 and 2008, respectively, and $7.3 million and $10.2 million for the six months ended June 30, 2009 and 2008, respectively.

(6)
Includes dividends and distributions of Series I preferred stock and Series C and Series I preferred units.

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  Exhibit 99.2
SIMON PROPERTY GROUP ANNOUNCES SECOND QUARTER RESULTS
SIMON Consolidated Statements of Operations Unaudited (In thousands)
SIMON Consolidated Balance Sheets Unaudited (In thousands, except as noted)
SIMON Joint Venture Statements of Operations Unaudited (In thousands)
SIMON Joint Venture Balance Sheets Unaudited (In thousands)
SIMON Footnotes to Financial Statements Unaudited
SIMON Reconciliation of Consolidated Net (Loss) Income to FFO(1) Unaudited (In thousands, except as noted)
SIMON Footnotes to Reconciliation of Consolidated Net (Loss) Income to FFO Unaudited